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                                                                     EXHIBIT 5.1

                                    January
                                      6th
                                    1 9 9 4

                                                                     750,010-049
                                                                     750,014-023
                                                                   LA1-348877.V1

Santa Anita Realty Enterprises, Inc.
363 San Miguel Drive, Suite 100
Newport Beach, California  92660

Santa Anita Operating Company
285 West Huntington Drive
Arcadia, California  91066

Ladies and Gentlemen:

        At your request, we have examined the Santa Anita Operating Company 1984 Stock Option Program (the "Operating Program") and the form of Joint Registration Statement to be filed by you with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 of an additional 222,820 shares of paired common stock, consisting of one share of Santa Anita Realty Enterprises, Inc. Common Stock (par value $0.10) paired with one share of Santa Anita Operating Company Common Stock (par value $0.10) (the "Securities"). We are familiar with the proceedings heretofore taken and proposed to be taken by you in connection with adoption of the Operating Program and the authorization, issuance and sale of the Securities.

        Based upon such examination and upon such matters of fact and law as we have deemed relevant, and subject to (i) the requisite additional proceedings being duly taken by you as are contemplated by us prior to the issuance and sale of the Securities, and (ii) any required approval by other regulatory authorities of the issuance and sale of the Securities in the manner proposed by you, we are of the opinion that the Securities have been duly authorized by all necessary corporate action on your part and, when issued in accordance with such authorization and appropriate action as contemplated thereby and by the
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operating Program and related agreements, the Securities will be validly issued fully paid and nonassessable.

        We consent to the use of this opinion as an exhibit to the Registration Statement on Form S-8 for the Operating Program.

                                              Respectfully submitted,

                                              /s/ O'MELVENY & MYERS